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EXHIBIT 23.2 Consent of Stefanou & Company LLP


                                  [LETTERHEAD]
                            [Stefanou & Company LLP]


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO: Bentley Communications Corp.

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concertn, dated October 1, 2001 included in Bentley Communications Corp.'s Annual Report on Form 10-KSB for the year ended June 30, 2001, and to all references to our firm included in this Registration Statement.


                                                     /s/ Stefanou & Company LLP
                                                     Stefanou & Company LLP

McLean, Virginia
May 31, 2002